Corporate Headquarters
217 North Monroe Street
Tallahassee, FL 32301
News Release
For Immediate Release December 14, 2011

For Information Contact:
J. Kimbrough Davis
Executive Vice President and Chief Financial Officer
850.402.7820

Capital City Bank Group Announces Dividend Suspension

TALLAHASSEE, Fla., Dec. 14, 2011 -- Capital City Bank Group, Inc. (Nasdaq:CCBG) announced today that its Board of Directors has suspended the common stock dividend.

As previously disclosed, the Company is required to seek approval from the Federal Reserve prior to declaring and paying any dividends on its common stock.  As of today, Capital City Bank has not received approval from the Federal Reserve for payment of a fourth quarter dividend.

“Given the uncertainty over the dividend approval, the prolonged economic recession in Florida and Georgia, and our desire to preserve and protect our capital position, our Board of Directors has determined a suspension of the dividend is prudent at this time,” said William G. Smith, Jr., Chairman, President and Chief Executive Officer of Capital City Bank Group. “The Board of Directors remains firmly committed to resuming dividend payments in the future and is focused on achieving long-term value for our shareowners.”

About Capital City Bank Group, Inc.
Capital City Bank Group, Inc. (“Company”) (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.5 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services.  The Company’s bank subsidiary, Capital City Bank, was founded in 1895 and now has 70 banking offices and 79 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” “seek,” “project,” “strategy,” “future,” “likely,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make relating to the provision for loan losses and net income, expected operating results, ability to pay dividends in the future, capital ratios, regulatory enforcement actions, and future prospects for profitability.

All forward-looking statements, by their nature, are subject to risks and uncertainties.  The Company’s actual future results may differ materially from those set forth in its forward-looking statements.  The following factors, among others, could cause the Company’s actual results to differ: the accuracy of the Company’s financial statement estimates and assumptions, including the estimate for the Company’s loan loss provision; restrictions on our operations, including the inability to pay dividends without our regulators’ consent; compliance with regulatory directives; legislative or regulatory changes, including the Dodd-Frank Act; the strength of the U.S. economy and the local economies where the Company conducts operations; the frequency and magnitude of foreclosure of the Company’s loans; continued depression of the market value of the Company that could result in an impairment of goodwill; the effects of the health and soundness of other financial institutions, including the FDIC’s need to increase Deposit Insurance Fund assessments; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.